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                                                                  EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-53490 of Northeast Federal Corp. on Form S-8 of our report dated June 8, 1994 appearing in Form 11-K of the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. for the year ended December 31, 1993.

/s/ Deloitte & Touche

Hartford, Connecticut
June 24, 1994